EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made this 1st day of July, 1998, by and among FiveCom, Inc., a Massachusetts corporation with its principal place of business in Waltham, Massachusetts (hereinafter referred to as the "Company"), and William Fennell of Norfolk, Massachusetts (hereinafter referred to as the "Employee").

         WHEREAS, the Company desires to employ the Employee; and

         WHEREAS, the Employee desires to serve in the employ of the Company on a full-time basis for the period provided in this Employment Agreement (hereinafter referred to as the "Agreement") on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and the Employee wish to set forth the terms and conditions under which such employment will occur.

         NOW, THEREFORE, in consideration of the offer of employment by the Company and the acceptance of employment by the Employee, and the mutual promises and covenants contained herein, the Company and the Employee hereby agree as follows:

         1.       Term of Agreement.
                  ------------------

                  (a) Term. The term of this Agreement shall begin on the date hereof (hereinafter referred to as the "Effective Date") and shall expire on the later of the third anniversary of the Effective Date or the third anniversary of the initial public offering of the Company's Common Stock (or the initial public offering of the Common Stock of the Company's successor, as the case may be).


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                  (b) Expiration. Notwithstanding anything to the contrary in this Section 1, except as to vested benefits, this Agreement and all obligations hereunder shall terminate on the earliest to occur of (i) the date of the Employee's death, (ii) 30 days after the Company gives notice to the Employee that the Company is terminating the Employee's employment for reason of Total Disability or Cause (as defined below); or (iii) the applicable term of the Agreement as specified in Section 1(a) above.

         2. Definitions. The following terms shall have the meanings set forth below:
         "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

         "Board" means the Board of Directors of the Company.

         "Cause" means any of the following events or occurrences:

                  (i) Any act of material dishonesty taken by, or committed at the direction of, the Employee.

                  (ii) Any illegal or unethical conduct which would impair the business reputation of the Company.

                  (iii)    Conviction of a felony.

                  (iv) The continued failure of the Employee to perform his responsibilities and duties under this Agreement in a satisfactory manner, 30 days after demand for performance has been


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                           delivered in writing to the Employee specifying the
                           manner in which the Company believes that the Employee is not performing.

         "Constructive Discharge" means:

                  (i) any reduction in the Employee's annual base salary in effect as of the Effective Date of this Agreement, or as the same may be increased from time to time;

                  (ii) a substantial reduction in the nature or scope of the Employee's responsibilities, duties or authority from those described in Section 3(c) of this Agreement;

                  (iii) a material adverse change in the Employee's title or position; or (iv) relocation of the Employee's place of employment from the Company's principal Employee offices to a place more than 50 miles from Waltham, Massachusetts without the Employee's consent.

         "Severance Benefits" means the benefits set forth in Section 5 of this Agreement.

         "Total Disability" means the complete and permanent inability of the Employee to perform all of his duties under this Agreement on a full-time basis for a period of at least six consecutive months, as determined upon the basis of reasonable evidence, which may include independent medical reports and data.



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         3.       Employment.
                  -----------

                  (a) Position. The Company hereby agrees to employ the Employee in the capacity of Chief Financial Officer, and in such other capacities as the Board of Directors or an executive designated by the Board of Directors may, from time to time, assign to him, and the Employee hereby agrees to be so employed by the Company for the period beginning on the Effective Date and ending on the date on which the Employee's employment is terminated in accordance with this Agreement (the "Employment Period"). This Agreement shall not restrict in any way the right of the Company to terminate the Employee's employment at whatever time and for whatever reason it deems appropriate (subject to the Company's obligations under Section 5 of this Agreement), nor shall it limit the right of the Employee to terminate employment at any time for whatever reason he deems appropriate.

                  (b) Performance. The Employee agrees that during the Employment Period he shall devote substantially all his business attention and time to the business and affairs of the Company, and use his best efforts to perform faithfully and efficiently the duties and responsibilities of the Employee under this Agreement. It is expressly understood that (i) the Employee may devote a reasonable amount of time to such industry associations and charitable and civic endeavors as shall not interfere with the services that the Employee is required to render under this Agreement, and (ii) the Employee may serve as a member of one or more boards of directors of companies that are not affiliated with the Company and do not compete with the


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Company or any of its Affiliates so long as such membership does not materially interfere with the Employee's duties hereunder.

                  (c) Job Duties. The following listing of job duties shall represent the Employee's primary responsibilities. Such responsibilities may be expanded or decreased as the business needs of the Company require. The Employee's primary job responsibilities shall include but not be limited to, management and development of all financial aspects of the Company's business.

         4.       Compensation and Benefits.
                  --------------------------

                  (a) During the Employment Period, the Employee shall be compensated as follows:

                           (i) Salary. The Employee shall receive an annual base salary, the amount of which shall be reviewed regularly and determined from time to time, but which shall not be less than $125,000. His salary shall be payable in accordance with the Company's usual payroll practices.

                           (ii) Bonus. The Employee shall be eligible to participate in an executive incentive plan adopted by the Company, which among other things, will provide an opportunity for the Employee to earn an annual target incentive of 25% of his base salary, as determined by the Board of Directors in its sole discretion.


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                           (iii)    Participation in Salaried Employee Plans.
                                    The Employee shall be entitled to
                                    participate in any and all plans and
                                    programs maintained by the Company from time to time to provide benefits for its salaried employees generally, including without limitation any savings and investment, stock option and stock purchase or group medical, dental, life, accident or disability insurance plan or program, subject to all eligibility requirements of general applicability, to the extent that Employees are not excluded from participation therein under the terms thereof or under the terms of any Employee plan or program or any approval or adoption thereof.

                           (iv) Other Fringe Benefits. The Employee shall be entitled to all fringe benefits generally provided by the Company at any time to its full-time salaries employees, including without limitation three weeks annual paid vacation, holidays and sick leave but excluding severance pay, in accordance with generally applicable Company policies with respect to such benefits. In addition, the Company shall provide the Employee with the use of a vehicle, at the Company's expense, of like quality with the vehicles provided to other senior executives of the Company.


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                           (v)      The Company shall grant options to the
                                    Employee to purchase shares of the Common
                                    Stock of the Company substantially on the terms set forth on Exhibit A to this Agreement.

                  (b) Withholding. All compensation payable under this Section 4 shall be subject to normal payroll deductions for withholding income taxes, social security taxes and the like.

         5. Severance Benefits. If the Employee's employment with the Company is terminated during the Employment Period either (i) by the Company for any reason other than death, Total Disability or Cause, or (ii) by the Employee within six calendar months of a Constructive Discharge, the Company shall pay the Employee, in one lump sum payment within 60 days following the date of termination of employment as defined in Section 6 below, an amount equal to one times the Employee's annual base salary in effect on the date immediately preceding the date of termination, or preceding the date of a Constructive Discharge attributable to a base salary reduction if applicable.

         6. Date of Termination. For purposes of this Agreement, the date of termination of the Employee's employment shall be the date notice is given to the Employee by the Company and/or any successor or, in the case of a Constructive Discharge, the date set forth in a written notice given to the Company or any successor by the Employee, provided that the Employee gives such notice within six


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calendar months of the Constructive Discharge, and specifies therein the event constituting the Constructive Discharge.

         7. Taxes. All amounts payable to the Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

         8. Non-Competition, Confidentiality and Cooperation.

                  (a)  The Employee agrees that:

                           (i) During the Employment Period and for one year after the termination of the Employee's employment with the Company for Cause or by the Employee, the Employee shall not serve as a director, officer, employee, partner or consultant or in any other capacity in any business that is a competitor of the Company, or solicit Company employees for employment or other participation in any such business, or take any other action intended to advance the interests of such business.

                           (ii) During, and for five years after the termination of the Employee's employment with the Company for any reason, he shall not divulge or appropriate to his own use or the use of others any secret, proprietary or confidential information or knowledge pertaining to the business of the Company, or any of its Affiliates, obtained during his employment with the Company.


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                           (iii)    During the Employment Period, he shall
                                    support the Company's interests and efforts in all regulatory, administrative, judicial or other proceedings affecting the
                                    Company and, after the termination of his employment with the Company, he shall use best efforts to comply with all reasonable requests of the Company that he cooperate with the Company, whether by giving testimony or otherwise, in regulatory, administrative, judicial or other proceedings affecting the Company except any proceeding in which he may be in a position adverse to that of the Company. After the termination of employment, the Company shall reimburse the Employee for his reasonable expenses and his time, at a reasonable rate to be determined, for the Employee's cooperation with the Company in any such proceeding.

                           (iv) The term "Company" as used in this Section 8 shall include the Company, any Affiliate of the Company (determined as of the date of termination), any successor to the business or operations of the Company, and any business entity spun- off, divested, or distributed to shareholders which shall continue the operations of the Company. The provisions of this Section 8 shall survive the expiration or termination


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                                    of this Agreement. The Employee agrees that
                                    the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of these provisions. In the event of a failure to comply with part (i), (ii) or
                                    (iii) of this Section 8, the Employee agrees that the Company shall have no further obligations to pay the Employee any Severance Benefits under Section 5 of this Agreement.

         9. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

         10. Assignment. This Agreement and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including without limitation any corporation or other entity acquiring all or substantially all of the business or assets of the Company whether by operation of law or otherwise. This Agreement and the rights of the Employee hereunder shall not be assignable by the Employee, and any assignment by the Employee shall be null and void.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. The pendency of any such dispute or controversy shall not affect any


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rights or obligations under this Agreement.  Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         12. Waiver; Amendment. The failure of either party to enforce, or any delay in enforcing, any rights under this Agreement shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement can be amended only by written instrument signed by each party hereto and no course of dealing or practice or failure to enforce or delay in enforcing any rights hereunder may be claimed to have effected an amendment of this Agreement.

         13. Singular Contract. This Agreement is a singular agreement between the Employee and the Company, and is not part of a general "plan" or "program" for employees as a group. This Agreement shall, under no circumstances, be deemed to be an "employee welfare benefit plan" or an "employee pension benefit plan" as defined in the Employment Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA"). Notwithstanding, the Company may submit a letter to the Department of Labor indicating the possible establishment of a so-called unfunded "top hat" plan for the benefit of a select group of management and highly compensated employees to avoid the costs and uncertainties which may occur in the event of a Department of Labor audit and challenge relative to compliance with any allegedly applicable provisions of ERISA. The Employee specifically acknowledges and agrees that the filing of the so-called "top hat" letter notice by the Company shall


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not be construed or interpreted as an admission on the part of the Company that this Agreement constitutes an ERISA plan, and the Company hereby categorically states, and the Employee hereby agrees, that this Agreement is an ad hoc individual contract with the Employee.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by first-class, registered or certified mail or hand-delivered to the Employee at the last residence address he has provided to the Company or, in the case of the Company, at its principal Employee offices to the attention of the Corporation Secretary.

         15. Titles and Captions. The section and paragraph titles and captions contained herein are for convenience only and shall not be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.

         16. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. In the event that any provisions of this Agreement shall be held to be invalid, the other provisions hereof shall remain in full force and effect.

         17. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date written above.

                                                     THE COMPANY:

WITNESS:                                             FIVECOM, INC.



/s/   Amma Stranieri                           /s/   Victor Colantonio
-----------------------------------            ---------------------------------
                                                     By: Victor Colantonio
                                                         President


                                                     THE EMPLOYEE:

WITNESS:

/s/   Elizabeth Arcand                         /s/   William Fennell
-----------------------------------            ---------------------------------
                                                     William Fennell






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                                    EXHIBIT A
                                    ---------

                               STOCK OPTION TERMS

         The Company shall grant to the Employee an option under the Company's 1998 Stock Incentive Plan to purchase up to a number of shares of the Company's Common Stock which is equivalent to 1% of the issued and outstanding Common Stock of the Company on a fully-diluted basis as of, and after giving effect to, the closing of the initial public offering of the Company's Common Stock (the "IPO") (but not including the exercise, if any, of the over-allotment option granted to the underwriters in connection with the IPO), which option shall be conditioned upon the closing of the IPO and shall become exercisable (i) as to 25% of the number of shares subject to such option on the closing of the IPO,
(ii) as to an additional 25% of the number of shares subject to such option as of the first anniversary of the Effective Date, (iii) an additional 25% of the number of shares subject to such option on the second anniversary of the Effective Date, and (iv) an additional 25% of the number of shares subject to such option on the third anniversary of the Effective Date. This option shall be evidenced by an Option Agreement on customary terms and conditions (including the condition that vesting occur only for so long as the Employee is employed by the Company) and shall be granted under and subject to the terms and conditions of the Company's 1998 Stock Incentive Plan. This option shall have an exercise price equal to the price at which the Company's Common Stock is offered to the public in the IPO. For purposes of this Exhibit A, the "Company" shall mean FiveCom, Inc. or the successor corporation resulting from the reorganization of FiveCom, Inc. and its subsidiaries and the reincorporation of FiveCom, Inc. in Delaware.




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